Exhibit 99.1

                 Kerr-McGee Reports 2003 Second-Quarter Results
                 ----------------------------------------------

     Oklahoma City, July 30, 2003 - Kerr-McGee Corp. (NYSE: KMG) reports income from continuing operations for the 2003 second quarter of $69.8 million (68 cents per diluted common share), compared with a loss from continuing operations of $177.7 million ($1.77 per share) for the 2002 second quarter. The company's adjusted after-tax income from continuing operations was $113 million ($1.07 per share), compared with $89.6 million (89 cents per share) for the 2002 second quarter. Adjusted after-tax income is determined by excluding from net income the results from discontinued operations, the cumulative effect of an accounting change and special items.
     The increase of $23.4 million in 2003 second-quarter adjusted income from continuing operations compared with the 2002 second quarter is due primarily to higher oil and gas prices, partially offset by lower oil and gas volumes, higher exploration expenses, and higher selling and administrative expenses.

                                                                                         Six Months Ended
                                                                 Second Quarter              June 30
                                                               -----------------        ------------------
(Millions of dollars, except per-share amounts)                 2003       2002          2003        2002
                                                               ------    -------        ------     -------

Net Income (Loss)                                              $ 69.6    $ (58.0)       $139.5     $ (52.5)
   (Income) Loss from Discontinued Operations                      .2     (119.7)          (.2)     (126.9)
   Change in Accounting Principle (FAS 143)                         -          -          34.7           -
                                                               ------    -------        ------     -------
Income (Loss) from Continuing Operations                         69.8     (177.7)        174.0      (179.4)
   Add Special Items (1)                                         43.2      267.3          66.3       279.9
                                                               ------    -------        ------     -------
Adjusted After-tax Income                                      $113.0    $  89.6        $240.3     $ 100.5
                                                               ======    =======        ======     =======

(1) Items included in "Special Items" are listed on page 7 as "Other Information, Net of Income Taxes."

Diluted Per-Share Amounts:
   Net Income (Loss)                                           $  .68    $  (.58)       $ 1.36     $  (.52)
   Discontinued Operations                                          -      (1.19)            -       (1.27)
   Change in Accounting Principle                                   -          -           .31           -
                                                               ------    -------        ------     -------
   Continuing Operations                                       $  .68    $ (1.77)       $ 1.67     $ (1.79)
                                                               ======    =======        ======     =======
   Adjusted After-tax Income                                   $ 1.07    $   .89        $ 2.27     $  1.00
                                                               ======    =======        ======     =======


Adjusted after-tax income excludes items that management deems to not be reflective of the company's core operations. This measure is a non-GAAP financial measure. Management believes that this measure provides valuable insight into the company's core earnings from operations and enables investors and analysts to better compare core operating results with those of other companies by eliminating items that may be unique to the company. Other companies may define special items differently, and the company cannot assure that adjusted after-tax income is comparable with similarly titled amounts for other companies.

     "Our Gunnison, Red Hawk and Bohai Bay developments are moving forward within budget and on schedule," said Luke R. Corbett, Kerr-McGee chairman and chief executive officer. "Last month, we expanded our global deepwater portfolio with the addition of 6.5 million acres offshore Bahamas. We now hold interests in more than 70 million undeveloped acres worldwide, with 85% in deep waters, where we have the expertise and technology to explore for and develop new oil and gas resources efficiently and cost-effectively.
     "Our business continues to generate strong levels of cash flow, with over $750 million of cash flow from operating activities during the first six months of 2003," he said.

Net Income and Discontinued Operations
--------------------------------------
     The second-quarter 2003 net income of $69.6 million (68 cents per share) includes $24.6 million of after-tax charges for previously announced chemical plant shutdowns, and a $200,000 expense for discontinued operations. This compares with the 2002 second-quarter net loss of $58 million (58 cents per share), which includes income from discontinued operations of $119.7 million after taxes, and after-tax charges for the impairment of oil and gas properties ($158.5 million), environmental reserves ($57.2 million), and litigation reserves ($45.5 million).

Operating Profit
----------------
     Operating profit for the 2003 second quarter increased $194 million from the prior-year period to $250.2 million, primarily due to higher oil and natural gas prices and significantly lower oil and gas asset impairments versus the 2002 second quarter. This was partially offset by lower oil and gas sales volumes, higher exploration expense, and costs related to the chemical plant shutdowns. Costs of $27 million incurred prior to June 30, 2003, for exploration wells currently drilling could be added to the second-quarter exploration expense if determined unsuccessful before the company files its second-quarter 2003 financial statements with the U.S. Securities and Exchange Commission.

Interest Expense and Debt
-------------------------
     Net interest expense for the 2003 second quarter was $62.1 million, down $5.1 million from the 2002 second quarter, reflecting lower debt balances and lower average borrowing costs. Total debt at June 30, 2003, was $3.7 billion compared with $3.9 billion at December 31, 2002, and $4.4 billion at June 30, 2002.

Oil and Gas Volumes and Prices
------------------------------
     Kerr-McGee's daily oil production from continuing operations for the 2003 second quarter averaged 154,800 barrels per day, versus 189,300 barrels per day for the 2002 second quarter. This decrease was primarily due to the sales of nearly $1 billion of noncore producing properties. The average sales price for oil from continuing operations for the 2003 second quarter, including the effects of the company's hedging program, was $25.28 per barrel, up from $22.44 per barrel for the 2002 second quarter.
     Sales of natural gas averaged 697 million cubic feet per day, compared with 731 million for same 2002 quarter, which also reflects the sales of noncore producing properties. The average sales price for the 2003 second quarter, including the effects of the company's hedging program, was $4.29 per thousand cubic feet, which was 45% higher than the 2002 second quarter.
     Details on the company's hedging program for 2003 are on Kerr-McGee's website at http://www.kerr-mcgee.com/pdf/hedgeguidance.pdf.

Sales and Capital Expenditures
------------------------------
     Sales from continuing operations totaled $1.1 billion for the 2003 second quarter compared with $932 million for the 2002 second quarter.
     Capital expenditures for the 2003 second quarter were $340.1 million, compared with $294.4 million for the 2002 second quarter.

     Kerr-McGee will hold a conference call today at 11 a.m. EDT to discuss its second-quarter results and expectations for the future. Interested parties may listen to the call via Kerr-McGee's website at www.kerr-mcgee.com or by calling 888-482-0024 within the United States or 617-801-9702 outside the United States. The password for both dial-in numbers will be Kerr-McGee. A replay of the call will be available for 48 hours at 888-286-8010 within the United States or 617-801-6888 outside the United States. The code for the replay of the call will be #21911802. The webcast replay will be archived for 30 days on the company's website.
     Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of approximately $10 billion.
                                      # # #

(Statements in this news release regarding the company's or management's intentions, beliefs or expectations, or that otherwise speak to future events, including future developments, exploration success, and estimated reductions in operating costs, are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Future results and developments discussed in these statements may be affected by numerous factors and risks, such as the accuracy of the assumptions that underlie the statements, the success of the oil and gas exploration and production program, drilling risks, the market value of Kerr-McGee's products, uncertainties in interpreting engineering data, demand for consumer products for which Kerr-McGee's businesses supply raw materials, the financial resources of competitors, changes in laws and regulations, the ability to respond to challenges in international markets, including changes in currency exchange rates, political or economic conditions, trade and regulatory matters, general economic conditions, and other factors and risks identified in the Risk Factors section of the company's Annual Report on Form 10-K and other U.S. Securities and Exchange Commission filings. Actual results and developments may differ materially from those expressed or implied in this news release.)

Media Contact:  Debbie Schramm                Investor Contact:  Rick Buterbaugh
                Direct - 405-270-2877                            405-270-3561
                Pager - 1-888-734-8294



                KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
                                   (Unaudited)

                                                                       Second Quarter Ended      Six Months Ended
                                                                              June 30,                June 30,
                                                                        -------------------     -------------------
(Millions of dollars, except per-share amounts)                           2003        2002        2003       2002
                                                                        --------   --------     --------   --------
Consolidated Statement of Income
--------------------------------
Sales                                                                   $1,073.7   $  932.0     $2,200.9   $1,730.5
                                                                        --------   --------     --------   --------
Costs and Expenses -
  Costs and operating expenses                                             460.2      376.6        872.2      726.3
  General and administrative expenses                                       79.1      121.6        150.0      177.1
  Shipping and handling expenses                                            35.0       25.1         67.0       54.2
  Depreciation and depletion                                               193.0      195.9        382.6      408.4
  Accretion expense                                                          6.3          -         12.5          -
  Asset impairments, net of gains on disposal of assets held for sale       (0.5)     157.5         (0.6)     157.5
  Exploration, including dry holes and amortization of
    undeveloped leases                                                      66.6       46.8        207.1       78.7
  Taxes, other than income taxes                                            21.0       28.2         46.4       54.6
  Provision for environmental remediation and restoration,
    net of reimbursements                                                    1.9       88.0         19.2       90.4
  Interest and debt expense                                                 63.4       68.6        128.4      139.3
                                                                        --------   --------     --------   --------
      Total Costs and Expenses                                             926.0    1,108.3      1,884.8    1,886.5
                                                                        --------   --------     --------   --------
                                                                           147.7     (176.3)       316.1     (156.0)
Other Expense                                                              (26.9)     (14.1)       (25.2)     (37.9)
                                                                        --------   --------     --------   --------
Income (Loss) before Income Taxes                                          120.8     (190.4)       290.9     (193.9)
Benefit (Provision) for Income Taxes                                       (51.0)      12.7       (116.9)      14.5
                                                                        --------   --------     --------   --------
Income (Loss) from Continuing Operations                                    69.8     (177.7)       174.0     (179.4)
Discontinued Operations, net of taxes                                       (0.2)     119.7          0.2      126.9
Cumulative Effect of Change in Accounting Principle, net of taxes              -          -        (34.7)         -
                                                                        --------   --------     --------   --------
Net Income (Loss)                                                       $   69.6   $  (58.0)    $  139.5   $  (52.5)
                                                                        ========   ========     ========   ========

Net Income (Loss) per Common Share -
  Basic -
    Continuing operations                                               $   0.70   $  (1.77)    $   1.73   $  (1.79)
    Discontinued operations                                                    -       1.19            -       1.27
    Accounting change                                                          -          -        (0.34)         -
                                                                        --------   --------     --------   --------
    Net income (loss)                                                   $   0.70   $  (0.58)    $   1.39   $  (0.52)
                                                                        ========   ========     ========   ========
  Diluted -
    Continuing operations                                               $   0.68   $  (1.77)    $   1.67   $  (1.79)
    Discontinued operations                                                    -       1.19            -       1.27
    Accounting change                                                          -          -        (0.31)         -
                                                                        --------   --------     --------   --------
    Net income (loss)                                                   $   0.68   $  (0.58)    $   1.36   $  (0.52)
                                                                        ========   ========     ========   ========

Thousands of Common Shares Outstanding -
  End of period                                                                                  100,852    100,375
  Average                                                                100,121    100,328      100,121    100,279
  Average - including dilution                                           110,726    100,328      110,653    100,279


                 KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
                                   (Unaudited)

                                                                       Second Quarter Ended      Six Months Ended
                                                                              June 30,                June 30,
                                                                        -------------------     -------------------
(Millions of dollars)                                                     2003       2002         2003       2002
                                                                        --------   --------     --------   --------

Segment Information
-------------------
Sales
  Exploration and production                                            $  741.9   $  614.6     $1,565.4   $1,149.2
  Chemicals - Pigment                                                      283.8      264.8        537.1      481.3
  Chemicals - Other                                                         48.0       52.4         98.3       99.8
                                                                        --------   --------     --------   --------
                                                                         1,073.7      931.8      2,200.8    1,730.3
  All other                                                                    -        0.2          0.1        0.2
                                                                        --------   --------     --------   --------
    Total                                                               $1,073.7   $  932.0     $2,200.9   $1,730.5
                                                                        ========   ========     ========   ========

Operating Profit
  Exploration and production -
    Domestic (includes $1.1 gain and $9.7 loss ($.7 gain and $6.3 loss after tax) in the 2003 second quarter and first six months, respectively, and $1.6 and $10.8 loss ($1.0 and $7.0 after tax) in the 2002 second quarter and first six months, respectively, for
    non-hedge derivatives)                                              $  246.8   $  161.3     $  528.8   $  242.5
  North Sea                                                                 86.9       78.2        211.0      146.3
  Other international                                                        5.3        8.8         11.8       10.1
  Asset impairments, net of gains on disposal of assets held for sale        0.4     (157.5)         0.5     (157.5)
                                                                        --------   --------     --------   --------
    Total Production Operations                                            339.4       90.8        752.1      241.4
  Exploration expense                                                      (66.6)     (46.8)      (207.1)     (78.7)
                                                                        --------   --------     --------   --------
                                                                           272.8       44.0        545.0      162.7
                                                                        --------   --------     --------   --------
  Chemicals -
    Pigment                                                                (14.2)      13.3         (6.8)       1.8
    Other                                                                   (8.4)      (1.1)       (18.4)       2.5
                                                                        --------   --------     --------   --------
                                                                           (22.6)      12.2        (25.2)       4.3
                                                                        --------   --------     --------   --------
      Total                                                                250.2       56.2        519.8      167.0
Net Interest Expense                                                       (62.1)     (67.2)      (125.9)    (137.2)
Loss from Equity Affiliates                                                 (6.7)      (4.6)       (12.8)     (15.7)
Derivatives and Devon Stock Revaluation (a)                                 (2.2)       7.9         (1.3)      (0.9)
Foreign Currency Losses                                                    (16.5)     (16.7)       (13.1)     (15.6)
Other Expense                                                              (41.9)    (166.0)       (75.8)    (191.5)
Benefit (Provision) for Income Taxes                                       (51.0)      12.7       (116.9)      14.5
                                                                        --------   --------     --------   --------
Income (Loss) from Continuing Operations                                    69.8     (177.7)       174.0     (179.4)
Discontinued Operations, net of taxes                                       (0.2)     119.7          0.2      126.9
Cumulative Effect of Change in Accounting Principle, net of taxes              -          -        (34.7)         -
                                                                        --------   --------     --------   --------
Net Income (Loss)                                                       $   69.6   $  (58.0)    $  139.5   $  (52.5)
                                                                        ========   ========     ========   ========

Net Operating Profit
  Exploration and production                                            $  169.7   $  (29.2)    $  337.1   $   45.5
  Chemicals - Pigment                                                       (9.0)      11.9         (2.9)       2.9
  Chemicals - Other                                                         (5.5)      (0.5)       (12.0)       1.7
                                                                        --------   --------     --------   --------
    Total                                                                  155.2      (17.8)       322.2       50.1
Net Interest Expense                                                       (38.8)     (43.6)       (80.3)     (88.9)
Loss from Equity Affiliates                                                 (4.3)      (3.3)        (8.3)     (10.2)
Derivatives and Devon Stock Revaluation (a)                                 (1.4)       5.1         (0.8)      (0.6)
Foreign Currency Losses                                                    (17.0)     (12.4)       (13.0)     (11.5)
Other Expense                                                              (23.9)    (105.7)       (45.8)    (118.3)
Discontinued Operations, net of taxes                                       (0.2)     119.7          0.2      126.9
Cumulative Effect of Change in Accounting Principle, net of taxes              -          -        (34.7)         -
                                                                        --------   --------     --------   --------
Net Income (Loss)                                                       $   69.6   $  (58.0)    $  139.5   $  (52.5)
                                                                        ========   ========     ========   ========


(a) Includes non-hedge derivatives that are not part of operating profit.


                 KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
                                   (Unaudited)

                                                                       Second Quarter Ended      Six Months Ended
                                                                              June 30,                June 30,
                                                                        -------------------     -------------------
(Millions of dollars)                                                     2003       2002         2003       2002
                                                                        --------   --------     --------   --------

Selected Exploration and Production Information
-----------------------------------------------
Production Costs -
  Lease operating expense                                               $   84.4   $  112.8     $  172.3   $  217.6
  Production taxes                                                           8.3       18.2         22.7       36.1
                                                                        --------   --------     --------   --------
    Total                                                                   92.7      131.0        195.0      253.7
Depreciation and Depletion                                                 150.0      168.7        306.7      354.3
Accretion Expense                                                            6.3          -         12.5          -
Asset Impairments, Net of Gains on Disposal of Assets Held for Sale         (0.5)     157.5         (0.6)     157.5
General and Administrative Expense                                          20.7       16.7         42.7       36.8
Gathering and Transportation Expense                                        23.5       14.7         45.2       35.6
Gas Gathering, Pipeline and Other Expenses                                 109.8       35.2        211.8       69.9
Exploration Expense                                                         66.6       46.8        207.1       78.7
                                                                        --------   --------     --------   --------
    Total                                                               $  469.1   $  570.6     $1,020.4   $  986.5
                                                                        ========   ========     ========   ========

Other Information, Net of Income Taxes
--------------------------------------
Commodity and Other Derivatives and Devon Stock Revaluation             $   (0.7)  $    4.1     $   (7.1)  $   (7.6)
Foreign Currency Losses                                                    (17.0)     (12.4)       (13.0)     (11.5)
Asset Impairments                                                            0.1     (158.5)        (8.8)    (158.5)
Litigation Reserve                                                             -      (45.5)        (4.2)     (45.5)
Gains on Disposal of Assets Held for Sale                                    0.1          -          8.7          -
Costs Related to Chemical Plant Shutdown                                   (18.8)         -        (23.6)         -
Costs Related to Forest Products Shutdown                                   (5.8)         -         (5.8)         -
Environmental Expenses, Net of Reimbursements                               (1.1)     (57.2)       (11.5)     (58.9)
Other Items                                                                    -        2.2         (1.0)       2.1
                                                                        -------    --------     --------   --------
    Total                                                               $  (43.2)  $ (267.3)    $  (66.3)  $ (279.9)
                                                                        =======    ========     ========   ========

Selected Balance Sheet Information
----------------------------------
Cash                                                                                            $  108.6   $  143.1
Current Assets                                                                                   1,239.8    1,315.4
Total Assets                                                                                     9,976.5   10,897.9
Current Liabilities                                                                              1,586.7    1,399.8
Total Debt                                                                                       3,719.8    4,366.7
Stockholders' Equity                                                                             2,618.2    3,063.7

Selected Cash Flow Information
------------------------------
Cash Provided by Operating Activities                                   $  443.2   $  455.6     $  764.9   $  729.1
Depreciation, Depletion and Amortization
  (including asset impairment)                                             212.8      386.4        425.5      608.3
Dividends Paid                                                              45.4       45.1         90.6       90.2
Capital Expenditures (including dry hole expense) -
  Exploration and production                                               314.5      258.3        601.9      558.6
  Chemicals - Pigment                                                       21.0       17.2         36.5       39.3
  Chemicals - Other                                                          1.4        2.8          2.5        4.3
                                                                        --------   --------     --------   --------
                                                                           336.9      278.3        640.9      602.2
  All other                                                                  3.2       16.1          5.2       39.1
                                                                        --------   --------     --------   --------
    Total                                                               $  340.1   $  294.4     $  646.1   $  641.3
                                                                        ========   ========     ========   ========



                 KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
                                   (Unaudited)

                                                                       Second Quarter Ended      Six Months Ended
                                                                              June 30,                June 30,
                                                                        -------------------     -------------------
                                                                          2003       2002         2003       2002
                                                                        --------   --------     --------   --------

Crude oil & condensate production (thousands of bbls/day)
  Domestic -
    Offshore                                                                57.5       54.3         58.6       53.8
    Onshore                                                                 20.7       29.4         21.0       29.3
  North Sea                                                                 72.3       97.1         76.2      105.3
  Other International                                                        4.3        8.5          4.3        8.6
                                                                        --------   --------     --------   --------
    Total Continuing Operations                                            154.8      189.3        160.1      197.0
  Discontinued Operations                                                      -        6.1          1.2        7.6
                                                                        --------   --------     --------   --------
    Total                                                                  154.8      195.4        161.3      204.6
                                                                        ========   ========     ========   ========

Average price of crude oil sold (per bbl)
  Domestic -
    Offshore                                                            $  25.44   $  22.19     $  25.87   $  20.23
    Onshore                                                                25.57      21.54        26.58      19.95
  North Sea                                                                24.96      22.74        26.06      21.08
  Other International                                                      27.42      23.82        29.24      20.34
    Average for Continuing Operations                                      25.28      22.44        26.14      20.65
    Discontinued Operations                                             $      -   $  21.35     $  24.47   $  19.42

Natural gas sold (MMCF/day)
  Domestic -
    Offshore                                                                 275        253          280        248
    Onshore                                                                  342        379          356        381
  North Sea                                                                   80         99           93        100
                                                                        --------   --------     --------   --------
    Total                                                                    697        731          729        729
                                                                        ========   ========     ========   ========

Average price of natural gas sold (per MCF)
  Domestic -
    Offshore                                                            $   4.95   $   3.32     $   5.17   $   2.91
    Onshore                                                                 4.22       3.02         4.41       2.75
  North Sea                                                                 2.37       1.81         2.92       2.32
    Average                                                             $   4.29   $   2.96     $   4.51   $   2.74

Titanium dioxide pigment production
  (thousands of tonnes)                                                      131        128          261        246
